                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CenturyTel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                   CENTURYTEL

                                   (add logo)




================================================================================





                                      2000
                                    NOTICE OF
                                 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT






================================================================================





                             Thursday, May 11, 2000
                              2:00 p.m. local time
                                   The Atrium
                             2001 Louisville Avenue
                                Monroe, Louisiana

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF CENTURYTEL, INC.:



         The Annual Meeting of Shareholders of CenturyTel, Inc. will be held at 2:00 p.m., local time, on May 11, 2000 at The Atrium, 2001 Louisville Avenue, Monroe, Louisiana, for the following purposes:

1.       to elect four Class III directors;

2. to consider and vote upon a proposal to approve the Company's 2000 Incentive Compensation Plan as set forth in the accompanying proxy statement; and

3. to transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 13, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.



                                            By Order of the Board of Directors

                                            /s/ HARVEY P. PERRY

                                            HARVEY P. PERRY, Secretary


Dated:  March 20, 2000


                           ---------------------------


SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                           ---------------------------

                             [CENTURYTEL LETTERHEAD]




                                 March 20, 2000





Dear Shareholder:

         It is a pleasure to invite you to the Company's 2000 Annual Meeting of Shareholders on Thursday, May 11, beginning at 2:00 p.m. local time, at The Atrium, Monroe, Louisiana. I hope that you will be able to attend the meeting.

         Most of you have received with this Proxy Statement a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to the records of the Company or your broker, bank or other nominee. Each share of the Company that you have "beneficially owned" continuously since May 30, 1987 will generally entitle you to ten votes; each other share entitles you to one vote. Shares held through a broker, bank or other nominee are presumed to have one vote per share. In lieu of receiving a proxy card, participants in the Company's benefit plans have been furnished with voting instruction cards. The reverse side of this letter describes the Company's voting provisions in greater detail.

         Regardless of how many shares you own or whether you plan to attend the meeting in person, it is important that your shares be voted at the meeting. Please specify your voting choices by marking the enclosed proxy card (or voting instruction cards) and returning it or them promptly in the enclosed return envelope.

         Thank you for your interest and continued support.

                                        Sincerely,

                                        /s/ CLARKE M. WILLIAMS

                                        Clarke M. Williams
                                        Chairman of the Board

                                VOTING PROVISIONS

SHAREHOLDERS

         Record Shareholders. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share and all other shares are presumed to have only one vote per share. However, the Company's articles of incorporation (the relevant provisions of which are reproduced below) set forth a list of circumstances in which the foregoing presumptions may be refuted. If you believe that the voting information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, please send a letter to the Company briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

         Beneficial Shareholders. All shares held through a broker, bank or other nominee are presumed to have one vote per share. The Company's articles of incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held since May 30, 1987 all of the attributes of beneficial ownership referred to in Article III(C)(2) reproduced below. If you believe that some or all of your shares are entitled to ten votes, you may follow one of two procedures. First, you may write a letter to the Company describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted.

         Other. The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise the party furnishing such letter of its decision, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

PARTICIPANTS IN BENEFIT PLANS

         Participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees have received voting instruction cards in lieu of a proxy card. For additional information, please refer to the enclosed informational letter or letters supplied by the trustee of the plans in which you participate.

EXCERPTS FROM THE COMPANY'S ARTICLES OF INCORPORATION

         Paragraph C of Article III of the Company's articles of incorporation provides as follows:

                                     * * * *

         (1) Each share of Common Stock . . . . . which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action . . . . . .

         (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

              (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

              (c) In the case of a share of Common Stock . . . . . held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through
(iv) of subparagraph (2)(a) of this paragraph C with respect to such share of
Common Stock . . . . . then such share of Common Stock . . . . . shall carry with it only one vote regardless of when record ownership of such share was acquired.

              (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

         (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

              (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

              (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

              (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

              (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

         (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

         (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                                     * * * *

         (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                                     * * * *

                                CENTURYTEL, INC.
                             100 CENTURY PARK DRIVE
                             MONROE, LOUISIANA 71203
                                 (318) 388-9500

                           ---------------------------


                                 PROXY STATEMENT

                           ---------------------------



                                 March 20, 2000

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of CenturyTel, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 23, 2000.

         As of March 13, 2000, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 140,217,679 shares of common stock (the "Common Shares") and 319,000 shares of Series L preferred stock which votes together with the Common Shares as a single class on all matters ("Preferred Shares" and, collectively with the Common Shares, "Voting Shares"). The Company's Restated Articles of Incorporation (the "Articles") generally provide that holders of Common Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of Common Shares, including a presumption that each Common Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 241,014,245 votes are entitled to be cast at the Meeting, of which 240,695,245 (99.9%) are attributable to the Common Shares. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

         If a shareholder is a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service, the Company's proxy card covers shares credited to the shareholder's account under that plan, as well as shares registered in the participant's name. However, the proxy card will not serve as a voting instruction card for shares held for participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees. Instead, these participants will receive from the plan trustees separate voting instruction cards covering these shares. These voting instruction cards should be completed and returned in the manner provided in the instructions that accompany such cards.

         The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies, for which it will be paid a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses.


                              ELECTION OF DIRECTORS
                  (ITEM 1 ON PROXY OR VOTING INSTRUCTION CARD)


         The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Four Class III directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the four below-named nominees, each of whom has been recommended for election by the Board's Nominating Committee. Because no shareholder has timely nominated any individuals to stand for election at the Meeting in accordance with the Company's advance notification bylaw (which is described generally below under the heading "Other Matters - Shareholder Nominations and Proposals"), the four below-named nominees will be the only individuals that may be elected at the Meeting. If for any reason any such nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.


         The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of Common Shares determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and investment power. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding Common Shares or is entitled to cast more than 1% of the total voting power.

--------------------------------------------------------------------------------

CLASS III DIRECTORS (FOR TERM EXPIRING IN 2003):

--------------------------------------------------------------------------------

[Photo]

         CALVIN CZESCHIN, age 64; a director since 1975; President and Chief Executive Officer of Yelcot Telephone Company and Czeschin Motors.

         Committee Memberships:     Executive; Audit (Chairman); Shareholder
                                    Relations

         Shares Beneficially Owned: 350,869 (1)

--------------------------------------------------------------------------------

[Photo]

         F. EARL HOGAN, age 78; a director since 1968; managing partner of EDJ Farms Partnership, a farming enterprise, for several years prior to his retirement in December 1997.

         Committee Memberships:     Executive; Audit; Compensation

         Shares Beneficially Owned: 36,465

--------------------------------------------------------------------------------

[Photo]

         HARVEY P. PERRY, age 55; a director since 1990; Executive Vice President and Chief Administrative Officer of the Company since May 1999; Senior Vice President of the Company from 1985 to May 1999; General Counsel and Secretary of the Company since 1984 and 1986, respectively. Mr. Perry is the son-in-law of Clarke M. Williams.

         Committee Membership:      Executive

         Shares Beneficially Owned: 233,894 (2), (3)

--------------------------------------------------------------------------------

[Photo]

         JIM D. REPPOND, age 58; a director since 1986; retired; Vice President-Telephone Group of the Company from January 1995 to July 1996; President-Telephone Group of the Company (or a comparable predecessor position) from May 1987 to December 1994.

         Committee Memberships:     Executive; Insurance Evaluation

         Shares Beneficially Owned: 63,922

--------------------------------------------------------------------------------

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE PROPOSED NOMINEES.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CLASS I DIRECTORS (TERM EXPIRES IN 2001):

--------------------------------------------------------------------------------


[Photo]

         WILLIAM R. BOLES, JR., age 43; a director since 1992; an executive officer, director and practicing attorney with The Boles Law Firm (formerly, Boles, Boles & Ryan).

         Committee Memberships:    Insurance Evaluation (Chairman); Shareholder
                                   Relations

         Shares Beneficially Owned: 4,829

--------------------------------------------------------------------------------

[Photo]

         W. BRUCE HANKS, age 45; a director since 1992; Vice President - Strategic Issues of the Company since May 1999; Executive Vice President-Chief Operating Officer of the Company from October 1998 to May 1999; Senior Vice President-Corporate Development and Strategy of the Company from October 1996 to October 1998; President-Telecommunications Services of the Company (or a comparable predecessor position) between July 1989 and October 1996.

         Committee Membership:      Insurance Evaluation

         Shares Beneficially Owned: 291,202 (3)

--------------------------------------------------------------------------------

[Photo]

         C. G. Melville, Jr., age 59; a director since 1968; private investor since 1992; retired executive officer of an equipment distributor.

         Committee Memberships:     Audit; Insurance Evaluation; Nominating

         Shares Beneficially Owned: 19,726

--------------------------------------------------------------------------------

[Photo]

         GLEN F. POST, III, age 47; a director since 1985; Vice Chairman of the Board, President and Chief Executive Officer of the Company.

         Committee Membership:      Executive

         Shares Beneficially Owned: 875,128 (3)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[Photo]

         CLARKE M. WILLIAMS, age 78; a director since 1968; Chairman of the Board of the Company. Mr. Williams, who is the father-in-law of Harvey
         P. Perry, founded the Company's telephone business in 1946.

         Committee Membership:      Executive (Chairman)

         Shares Beneficially Owned: 818,267 (3)

--------------------------------------------------------------------------------

CLASS II DIRECTORS (TERM EXPIRES IN 2002):

--------------------------------------------------------------------------------

[Photo]


         VIRGINIA BOULET, age 46; a director since January 1995; Partner, Phelps Dunbar, L.L.P., a law firm.

         Committee Memberships:     Audit; Shareholder Relations

         Shares Beneficially Owned: 5,328 (4)

--------------------------------------------------------------------------------

[Photo]

         ERNEST BUTLER, JR., age 71; a director since 1971; Chairman, President and a director of I. E. Butler Securities, Inc., an investment banking firm, since February 1998; for over 30 years prior to such time, Mr. Butler served as an executive officer of Stephens Inc., an investment banking firm.

         Committee Memberships:      Audit; Compensation (Chairman);
                                     Shareholder Relations

         Shares Beneficially Owned:  722

--------------------------------------------------------------------------------

[Photo]

         JAMES B. GARDNER, age 65; a director since 1981; Managing Director of a division of Service Asset Management Company, a financial services firm, and business consultant; a director of Ennis Business Forms, Inc. and NAB Asset Corporation; prior to April 1994, Mr. Gardner served as an executive officer of various financial institutions or other financial service companies.

         Committee Memberships:     Executive; Audit; Compensation

         Shares Beneficially Owned: 3,500

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


[Photo]

         R. L. HARGROVE, JR., age 68; a director since 1985; retired as Executive Vice President of the Company in 1987 after 12 years of service as an officer; since 1987 Mr. Hargrove has provided part-time financial and tax consulting services to local businesses and individuals.

         Committee Memberships:     Executive; Audit; Shareholder Relations
                                    (Chairman)

         Shares Beneficially Owned: 66,682

--------------------------------------------------------------------------------

[Photo]


         JOHNNY HEBERT, age 71; a director since 1968; retired in 1999 after serving as the president of family-owned electrical contracting businesses for over 40 years.

         Committee Memberships:     Audit; Nominating (Chairman); Insurance
                                    Evaluation

         Shares Beneficially Owned: 12,282 (5)

--------------------------------------------------------------------------------



(1) Constitutes 0.2% of the outstanding Common Shares and entitles Mr. Czeschin to cast 1.5% of the total voting power; includes 11,997 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership.

(2)  Includes 2,762 shares held as custodian for the benefit of his children.

(3) Includes (i) shares of time-vested and performance-based restricted stock issued to the below-named officers under the Company's incentive compensation plans ("Restricted Stock"), with respect to which such officers have sole voting power but no investment power; (ii) shares ("Option Shares") that such officers have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's incentive compensation plans; and (iii) shares (collectively, "Plan Shares") allocated to such officers' accounts as of December 31, 1999 under the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), with respect to which such officers have sole voting power but no investment power, as follows:


         Name            Restricted Stock    Option Shares    Plan Shares
-------------------      ----------------    -------------    -----------
Harvey P. Perry              14,678             151,858          37,987
W. Bruce Hanks               14,756             219,983          53,295
Glen F. Post, III            41,241             704,942          75,582
Clarke M. Williams           43,635             733,299          16,243


(4) Includes 1,272 shares held by Ms. Boulet as custodian for the benefit of her children, and 450 shares owned by Ms. Boulet's husband, as to which she disclaims beneficial ownership.

(5) Includes 1,720 shares owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.


                           ---------------------------

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

         During 1999 the Board held four regular meetings and seven special meetings.

         The Board's Executive Committee, which met once during 1999, is authorized to exercise all the powers of the Board to the extent permitted by law.

         The Board's Audit Committee meets periodically with the Company's independent and internal auditors and the Company's personnel responsible for preparing its financial reports, and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and otherwise monitoring the operation of the Company's system of financial reporting, auditing, internal controls and legal compliance. The Audit Committee held four meetings during 1999.

         The Board's Nominating Committee, which held three meetings in 1999, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. Any shareholder who wishes to make a nomination for the election of directors must do so in compliance with the procedures set forth in the Company's advance notification bylaw, which is discussed below under the heading "Other Matters - Shareholder Nominations and Proposals."

         The Board's Compensation Committee held four meetings during 1999. The Compensation Committee's Incentive Awards Subcommittee held three meetings during 1999. Both the Committee and the Subcommittee are described further below.

DIRECTOR COMPENSATION

         Each director who is not an employee of the Company (an "outside director") is paid an annual fee of $25,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $1,000 for attending each meeting of a Board committee. Each outside director who chairs a Board committee or subcommittee is paid an additional $4,000 per year. The Company permits each outside director to defer receipt of all or a portion of his or her fees. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

         Under the Company's Outside Directors' Retirement Plan, outside directors who have completed five years of Board service are entitled to receive, upon normal retirement at age 70, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special Board meeting. Outside directors who have completed ten years of service can also receive these payments upon early retirement at age 65, subject to certain benefit reductions. In addition, this plan provides certain disability and preretirement death benefits. The Company has established a trust to fund its obligations under this plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Outside directors whose service is terminated in connection with a change in control of the Company are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with actuarial assumptions specified in the plan.

         During 1999, Jim D. Reppond received consulting fees of $14,636 under a ten-year agreement that the Company entered into with him in connection with his retirement in 1996.

RETIREMENT POLICY

         The Board has adopted a policy that generally prohibits a person from standing for election to the Board if such person has attained age 72 as of the election date. The policy exempts Clarke M. Williams, the Company's founder, and permits F. Earl Hogan, Ernest Butler, Jr. and Johnny Hebert to each serve one additional three-year term after attaining age 72.

                    PROPOSAL TO APPROVE THE CENTURYTEL, INC.
                        2000 INCENTIVE COMPENSATION PLAN
                  (ITEM 2 ON PROXY OR VOTING INSTRUCTION CARD)

GENERAL

         The Board believes that the growth of the Company depends upon the efforts of its officers and key employees and that the CenturyTel, Inc. 2000 Incentive Compensation Plan (the "Plan") will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing shareholder value. The Plan has been adopted by the Board of Directors, subject to approval by the shareholders at the Meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this Proxy Statement as Exhibit A.

PURPOSE OF THE PROPOSAL

         The Board of Directors believes that providing members of management and key personnel with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing shareholder value. As a result of stock option grants to officers and key employees in early 2000, less than 290,000 Common Shares remain available for grants under the Company's 1995 Incentive Compensation Plan. The Board believes that adoption of the new Plan is necessary to provide the Company with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of shareholders.

TERMS OF THE PLAN

         ADMINISTRATION OF THE PLAN. The Incentive Awards Subcommittee (the "Committee") of the Compensation Committee of the Board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate personnel of the Company.

         ELIGIBILITY. Officers and key employees of the Company (including officers who are also directors of the Company) will be eligible to receive awards ("Incentives") under the Plan when designated as plan participants. The Company currently has approximately 50 officers and 250 key employees eligible to receive Incentives under the Plan. Over the past several years the Company has granted awards to all of its officers and approximately 100 key employees under its predecessor incentive compensation plans. The Plan also permits consultants and advisers to receive Incentives, although neither the Company nor the Committee has any current intention of awarding Incentives to consultants or advisers. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options under Section 422 of the Internal Revenue Code (the "Code"); (b) non-qualified stock options; (c) restricted stock; and (d) other stock-based awards.

         SHARES ISSUABLE THROUGH THE PLAN. A total of 4,000,000 Common Shares are authorized to be issued under the Plan, representing approximately 2.9% of the outstanding Common Shares. There are currently options to acquire approximately 3,313,000 Common Shares outstanding under the Company's predecessor incentive compensation plans. If the Plan is approved by the shareholders at the Meeting, no additional Incentives will be granted under the Company's predecessor incentive compensation plans.

         The closing sale price of a Common Share, as quoted on the New York Stock Exchange on March 17, 2000, was $36-1/2.

         LIMITATIONS AND ADJUSTMENTS TO SHARES ISSUABLE THROUGH THE PLAN. Incentives relating to no more than 600,000 Common Shares may be granted to a single participant in one calendar year. No more than 500,000 Common Shares may be issued as restricted stock or other stock-based awards.

         For purposes of determining the maximum number of Common Shares available for delivery under the Plan, Common Shares that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants' applicable tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the Plan is satisfied by tendering Common Shares, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan. However, no more than 4,000,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code, and shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 4,000,000 share limit applicable to incentive stock options. In addition, if the delivery of any shares earned under an Incentive is deferred for any reason, any additional shares attributable to dividends during the deferral period will be disregarded for purposes of counting the maximum number of Common Shares that may be issued.

         Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Shares, and the terms of any incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

         AMENDMENTS TO THE PLAN. The Board may amend or discontinue the Plan at any time. However, the shareholders must approve any amendment that would materially increase the benefits accruing to participants under the Plan; increase the number of Common Shares that may be issued under the Plan; materially expand the classes of persons eligible to participate in the Plan; or authorize the Company to reprice outstanding options. No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

         TYPES OF INCENTIVES. Each of the types of Incentives that may be granted under the Plan is described below:

         Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase Common Shares. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Shares on the date of grant. The term of an option will also be determined by the Committee; provided that the term of an incentive stock option may not exceed 10 years. The Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option. Except for adjustments permitted in the Plan to protect against dilution, without approval of the shareholders, the exercise price of an outstanding option may not be decreased after grant, nor may an option be surrendered to the Company as consideration for the grant of a new option with a lower price.

         The option exercise price may be paid (a) in cash; (b) in Common Shares, subject to certain limitations; (c) in a combination of cash and Common Shares; (d) through a "cashless" exercise arrangement with a broker approved in advance by the Committee; or (e) in any other manner authorized by the Committee.

         Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under
Section 422 of the Code.

         Restricted Stock. Common Shares may be granted by the Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the "restricted period"). A restricted period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a restricted period of one year or more is permitted. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

         Other Stock-Based Awards. The Plan also authorizes the Committee to grant participants awards of Common Shares and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, Common Shares ("other stock-based awards"). The Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

         PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) (as described and defined below under "Executive Compensation and Related Information - Report of Executive Compensation Committee Regarding Executive Compensation.") Grants of any restricted stock or other stock-based awards that the Company intends to qualify as performance- based compensation under Section 162(m) must be made subject to the achievement of pre- established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, or increase in revenues, cash flow or customers of the Company, or one or more operating divisions or subsidiaries. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

         The Committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the shareholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

         TERMINATION OF EMPLOYMENT. If an employee participant ceases to be an employee of the Company for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Committee and described in the incentive agreement.

         CHANGE OF CONTROL. In the event of a change of control of the Company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.

         In addition to the foregoing, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price,
(iii) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a shareholder.

         LOANS TO PARTICIPANTS. In order to assist a participant in acquiring Common Shares, the Committee may authorize the Company to loan cash to the participant to cover the associated exercise price or the participant's tax liability. The terms of the loan will be determined by the Committee. The participant may not borrow an amount greater than the aggregate purchase price of the Common Shares to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection therewith.

         TRANSFERABILITY OF INCENTIVES. The Incentives awarded under the Plan may not be transferred except (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order; or (iv) in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are immediate family members, if permitted by the Committee and if so provided in the stock option agreement.

         PAYMENT OF WITHHOLDING TAXES. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive, Common Shares having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee's right of disapproval.

AWARDS TO BE GRANTED

         In early 2000, the Company granted stock options to 54 officers under a three-year program designed by the Committee's independent consulting firm. Although its plans are not yet complete, the Company intends to grant additional options in early 2000, and to thereafter make further awards as necessary to attract and retain key personnel.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

         Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

         When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the Common Shares acquired and the aggregate fair market value of the Common Shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

         An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "holding periods"). An employee disposing of such shares before the expiration of an applicable holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Shares received upon exercise before the expiration of an applicable holding period.

         If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

         If, upon a change in control of the Company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment", with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

         This summary of federal income tax consequences of non-qualified and incentive stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving options.

VOTE REQUIRED

         Approval of the Plan requires the affirmative vote of the holders of at least a majority of the shares of voting power present or represented by proxy at the Meeting.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 2000 INCENTIVE COMPENSATION PLAN.



         VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding ownership of the Company's Common Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for two of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                    AMOUNT AND
                                                    NATURE OF
                                                    BENEFICIAL             PERCENT OF            PERCENT
                                                   OWNERSHIP OF           OUTSTANDING          OF VOTING
       BENEFICIAL OWNER                           COMMON SHARES(1)       COMMON SHARES(1)         POWER(2)
       ----------------                           ----------------       ----------------       ----------
Principal Shareholders:

     Regions Bank, as Trustee                       8,897,592(3)              6.3%                 28.5%
        (the "Trustee") of the Stock Bonus
        Plan and ESOP (the "Benefit Plans")
     P. O. Box 7232
     Monroe, Louisiana 71211

     FMR Corp.                                      7,017,740(4)              5.0%                  2.9%
     82 Devonshire Street
     Boston, Massachusetts 02109

Management:

     R. Stewart Ewing                                 281,418(5)               *                      *

     David D. Cole                                    173,964(6)               *                      *

     All directors and executive                    3,259,214(7)              2.3%                  2.7%
     officers as a group (17 persons)


----------

*    Represents less than 1%.

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Shares, the Company has outstanding Preferred Shares that vote together with the Common Shares as a single class on all matters. A brokerage company owns of record more than 5% of the Preferred Shares; however, the percentage of total voting power held by such company is immaterial. For additional information regarding the Preferred Shares, see page 1 of this proxy statement.

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of these shares entitle the Trustee to cast ten votes per share.

(3) Substantially all of the voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

(4) Based on share information as of February 14, 2000 contained in a Schedule 13G Report that FMR Corp. has filed with the SEC. Based on such information, FMR Corp. has no voting power with respect to 6,867,000 of the shares shown.

(5) Includes 14,668 shares of Restricted Stock, 219,983 Option Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date, 38,187 Plan Shares allocated to his account as of December 31, 1999 under the Benefit Plans and as of the Record Date under the 401(k) Plan.

(6) Includes 12,320 shares of Restricted Stock, 126,208 Option Shares that Mr. Cole has the right to acquire within 60 days of the Record Date, 23,827 Plan Shares allocated to his account as of December 31, 1999 under the Benefit Plans and as of the Record Date under the 401(k) Plan, and 4,657 Plan Shares allocated to the account of his wife as of December 31, 1999 under the Benefit Plans and as of the Record Date under the 401(k) Plan, as to which he disclaims beneficial ownership.

(7) Includes (i) 141,730 shares of Restricted Stock, (ii) 2,175,415 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 245,533 Plan Shares allocated to their respective accounts as of December 31, 1999 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 18,824 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 4,434 shares held as custodian for the benefit of the children of the directors and executive officers.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named officers"). Following this table is additional information regarding option exercises and grants of long-term incentive awards during 1999. For additional information, see "- Report of Compensation Committee Regarding Executive Compensation."


                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                  Compensation Awards
                                                                          -------------------------------------
                                                                                                     Long-
                                                                                       No. of        Term
                                              Annual Compensation       Restricted   Securities    Incentive
Name and Current                           ------------------------       Stock      Underlying      Plan          All Other
Principal Position                  Year        Salary       Bonus(1)    Awards(2)     Options     Payouts(3)   Compensation(4)
------------------                  ----   -----------   ------------   -----------  -----------   ----------   ---------------
Clarke M. Williams                  1999   $   697,856   $   385,866   $   275,007            0    $        0   $       153,351
     Chairman of the Board          1998       618,141       438,756       289,535            0             0           130,635
                                    1997       535,854     1,011,430       151,563      197,983        59,220            98,619

Glen F. Post, III                   1999       663,515       366,879       268,913            0             0           134,330
     Vice Chairman of the           1998       575,437       408,445       277,098            0             0           113,094
     Board, President and           1997       479,397       904,865       140,776      197,983        43,875            81,273
     Chief Executive Officer

Harvey P. Perry                     1999       306,054       140,840        79,488            0             0            62,962
     Executive Vice President,      1998       279,079       132,507        83,800            0             0            45,197
     Chief Administrative           1997       254,600       462,888        45,219       59,616        32,906            48,677
     Officer, General Counsel
     and Secretary

R. Stewart Ewing                    1999       305,721       136,406        79,454            0             0            61,983
     Executive Vice President       1998       278,763       131,381        83,737            0             0            43,003
     and Chief Financial            1997       254,298       455,753        45,161       59,616        32,704            47,801
     Officer

David D. Cole                       1999       294,184       129,493        78,173            0             0            60,119
     Senior Vice President -        1998       264,934       138,561        81,175            0             0            43,303
     Operations Support             1997       233,336       439,649        42,699       59,616        20,264            43,956



(1) The "Bonus" column reflects, for each year indicated, the cash portion of annual incentive bonuses granted pursuant to the Company's annual incentive programs and, for 1997 only, special cash bonuses for extraordinary services during 1997 relating principally to the disposition of the Company's competitive access provider and its December 1997 acquisition of Pacific Telecom, Inc. These special cash bonuses were payable in the following amounts: Mr. Williams, $761,666; Mr. Post, $681,415; Mr. Perry, $361,885; Mr. Ewing, $361,963; and Mr. Cole $336,309. For additional information on bonuses, see footnote (2) below.

(2) The "Restricted Stock Awards" column reflects the value (determined as of the award date) of:

     o the portion of the officers' annual incentive bonuses awarded for performance in 1997, 1998 and 1999 in the form of restricted stock that vests generally upon the passage of time; and

     o the portion of the officers' long-term incentive compensation awarded in early 1997, 1998 and 1999 in the form of additional shares of restricted stock that vest upon the passage of time (collectively, the "Time-Vested Restricted Shares").

     In addition, as part of the long-term incentive compensation granted to the Company's officers in 1997, 1998, and 1999, each officer named above received performance-based restricted shares (the "Performance-Based Restricted Shares") that will vest based on the performance of the Company's stock in relation to that of certain specified peer group companies, all as described further below under the table entitled "Long-Term Incentive Awards in Last Fiscal Year." The chart below sets forth additional information as of December 31, 1999 regarding the named officers' aggregate holdings of all Time-Vested Restricted Shares and Performance-Based Restricted Shares and the aggregate value thereof, determined as if all such restricted shares were fully vested. (This chart reflects neither Time- Vested Restricted Shares granted in February 2000 as incentive bonuses for the Company's 1999 performance nor unearned performance shares with respect to which shares of Common Shares have not been issued.)


                                 Performance-            Aggregate
                   Time-Vested      Based                Value at
                   Restricted    Restricted             December 31,
    Name             Shares        Shares       Total      1999
---------------   ------------   ------------  -------  ------------
Mr. Williams          35,674       10,899       46,573   $2,206,396
Mr. Post              31,832       10,899       42,731    2,024,381
Mr. Perry             13,502        3,282       16,784      795,142
Mr. Ewing             13,490        3,282       16,772      794,574
Mr. Cole               9,623        3,282       12,905      611,374

     Dividends are paid currently with respect to all shares described above For additional information regarding the foregoing, see "- Report of Compensation Committee Regarding Executive Compensation."

(3) The 1997 figures reflect the value of Common Shares issued as a result of performance units awarded in 1993 being earned during 1997 based on the post-1993 appreciation in the market value of the Common Shares.

(4) Comprised of the Company's (i) matching contributions to the 401(k) Plan, as supplemented by matching contributions under the Company's Supplemental Dollars & Sense Plan, (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), (iv) contributions pursuant to the Stock Bonus Plan and ESOP valued as of December 31, 1999 (as supplemented by contributions under the Company's Supplemental Defined Contribution
     Plan), and (v) payment in 1999 of cash allowances in lieu of perquisites offered in prior years, in each case for and on behalf of the named officers as follows:


                                                                                                      Cash
                                                   Medical         Life       Stock Bonus Plan      Allowance
                                 401(k) Plan         Plan       Insurance         and ESOP           in Lieu
        Name          Year      Contributions      Premiums      Premiums       Contributions     of Perquisites
-------------------  ------    ---------------     --------     ----------    ----------------    --------------
Mr. Williams          1999             $ 0          $1,500       $58,124           $78,470          $15,257
                      1998               0           1,476        48,761            80,398                0
                      1997               0           1,454        39,439            57,726                0

Mr. Post              1999          40,904           1,500         2,062            74,607           15,257
                      1998          35,160           1,476         1,614            74,844                0
                      1997          26,953           1,454         1,222            51,644                0

Mr. Perry             1999          16,149           1,500         1,668            31,249           12,396
                      1998          12,315           1,476         1,350            30,056                0
                      1997          21,062           1,454         1,069            25,092                0

Mr. Ewing             1999          16,099           1,500         1,051            30,937           12,396
                      1998          10,749           1,476           820            29,958                0
                      1997          21,035           1,454           678            24,634                0

Mr. Cole              1999          15,871           1,500           697            29,655           12,396
                      1998          11,942           1,476           526            29,359                0
                      1997          18,391           1,454           413            23,698                0



                           ---------------------------

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES


                               No. of                        Number of Securities             Value of Unexercised
                               Shares                       Underlying Unexercised          in-the-Money Options at
                              Acquired                    Options at December 31, 1999          December 31, 1999
                                 on           Value       ----------------------------     -----------------------------
              Name            Exercise       Realized     Exercisable    Unexercisable     Exercisable     Unexercisable
  ------------------------    --------    -----------     -----------    -------------     ------------    -------------
  Clarke M. Williams           359,300    $15,084,382        733,299           0            $23,107,514        $0
  Glen F. Post, III            100,000      5,065,220        704,942           0             22,483,692         0
  Harvey P. Perry              180,205      7,132,710        151,858           0              4,871,996         0
  R. Stewart Ewing              42,130      1,348,470        219,983           0              6,842,512         0
  David D. Cole                      0              0        126,208           0              4,019,111         0



                           ---------------------------




                 LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

                                                                           Performance or
                            Number of                                    Other Period Until
                          Performance-Based            Number of           Maturation or
            Name         Restricted Shares(1)    Performance Shares(1)        Payout
---------------------    --------------------    ---------------------   -----------------
Clarke M. Williams              3,633                   3,636            December 31, 2003
Glen F. Post, III               3,633                   3,636            December 31, 2003
Harvey P. Perry                 1,094                   1,095            December 31, 2003
R. Stewart Ewing                1,094                   1,095            December 31, 2003
David D. Cole                   1,094                   1,095            December 31, 2003


----------
(1) In early 1999, the Company granted performance-based restricted shares and performance shares (collectively, "Performance-Based Incentive Shares"), which constituted a portion of the long-term incentive compensation award granted to each of the Company's officers. The performance-based restricted shares will vest, and the performance shares will be earned, as of February 2004 based on the Company's total shareholder return for the five-year period ending December 31, 2003 in relation to the total shareholder return of the group of peer companies selected by the Company for purposes of comparing its market performance against other companies as required by the federal proxy rules (the "peer companies"). Under the terms of the Performance-Based Incentive Shares, the number of such shares that will vest or be earned at the end of the five-year period will depend on how the Company's shareholder return compares to the average shareholder return of those companies comprising the top, middle and lower tiers of the peer companies to be included in the Company's 2004 proxy statement. If the Company's shareholder return is less than the average shareholder return of the lower third of the peer companies, no Performance-Based Incentive Shares will vest or be earned. If the Company's shareholder return equals or exceeds the average shareholder return of the lower third of the peer companies, then up to 100% of the performance-based restricted shares will vest depending upon how favorably the Company's shareholder return compares to the average shareholder return of the middle third of the peer companies. In addition, if the Company's shareholder return exceeds the average shareholder return of the middle third of the peer companies, then up to 100% of the performance shares will be earned depending upon how favorably the Company's shareholder return compares to the average shareholder return of the top third of the peer companies. If an officer's employment is terminated before December 31, 2003 due to death, disability or retirement, such officer will receive the pro rata portion of his Performance-Based Incentive Shares based upon the number of full years that have elapsed and the Company's shareholder return in comparison to the peer companies.

REPORT OF COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

         GENERAL. The Board's Compensation Committee, either directly or through its Incentive Awards Subcommittee, monitors and establishes the compensation levels of the Company's executive officers and directors, administers the Company's incentive compensation programs, and performs other related tasks. The Committee is composed entirely of Board members who are not employees of the Company and the Subcommittee is composed entirely of Committee members who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 and as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         Compensation Objectives. During 1999, the Committee applied the following compensation objectives in connection with its deliberations:

         o compensating the Company's executive officers with salaries commensurate with the median salaries of similarly-situated executives at comparable companies

         o providing a substantial portion of the executives' compensation in the form of incentive compensation based upon
                  (i) the Company's annual, intermediate and long- term performance and (ii) the individual, departmental or divisional achievements of the executives

         o        encouraging team orientation

         o providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement.

         In addition, to the extent that it is practicable and consistent with the Company's executive compensation objectives, the Committee intends to comply with Section 162(m) of the Internal Revenue Code of 1986 and any regulations promulgated thereunder (collectively, "Section 162(m)") in order to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to each of the named officers. If compliance with Section 162(m) conflicts with the Committee's compensation objectives or is contrary to the best interests of the shareholders, the Committee reserves the right to pursue its objectives, regardless of the attendant tax implications.

         Overview of 1999 Compensation. As described further below, during 1999 the Company's executive compensation was comprised of:

         o        salary

         o        a cash and stock incentive bonus

         o grants of long-term incentive compensation in the form of restricted stock and performance shares and

         o other benefits typically provided to executives of comparable companies, all as described further below.

For each such component of compensation, the Company's compensation levels were compared with those of comparable companies.

         During 1999, the Committee retained an independent consulting firm to review the Company's officer compensation programs. In connection with this review, the consulting firm compared the Company's officer compensation practices to that of a national group of several hundred companies. This group included a number of telecommunications companies (including several of the peer companies referred to in the Company's stock performance graph appearing elsewhere herein), but also included other companies (excluding financial service companies) that have revenue levels similar to the Company's.

         SALARY. The salary of the Chief Executive Officer and each other executive officer is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar officers at comparable companies. During 1999, the Committee's independent consulting firm surveyed the compensation practices of the Company and comparable companies, and concluded that the salaries of each of the Company's named officers should be raised approximately 3.5%. The Committee believes these raises were consistent with its objectives of (i) ensuring that the executive officers receive salaries comparable to those of similarly-situated executives and (ii) applying a team orientation to executive compensation.

         The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "- Employment Contract With Chairman and Change-in-Control Arrangements."

         ANNUAL INCENTIVE BONUS PROGRAMS. The Company maintains (i) a shareholder-approved short-term incentive program for its Chairman and its Chief Executive Officer and (ii) an annual incentive bonus program for the Company's other officers and managers. In connection with both of these bonus programs, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. For 1999, the Committee recommended target bonuses ranging from 40% to 55% of each executive officer's salary if the targets were met, with up to double these amounts if the targets were substantially exceeded and no bonuses if certain minimum target performance levels were not attained. The bonuses payable to the Chairman and the President are based solely upon the Company's overall financial performance measured in terms of return on equity and, to a lesser extent, revenue growth. The bonuses payable to each other executive officer are based partially upon the Company's overall financial performance and partially upon the attainment of pre-approved individual, departmental or divisional goals.

         As a result of the Company exceeding both of its 1999 financial targets, each of the Chairman and the Chief Executive Officer received a bonus equal to approximately 73% of his 1999 salary.

Based upon the Company's financial performance and the attainment of individual performance objectives, each other named officer received a bonus between approximately 55% and 62% of his 1999 salary. The Incentive Awards Subcommittee elected to pay the 1999 incentive bonuses principally in cash, with the remainder being paid in the form of time-vested restricted stock that may not be transferred by the officer for three years and which, subject to certain exceptions, will be forfeited if the officer leaves the Company prior to the end of the three-year period.

         STOCK INCENTIVE PROGRAMS. The Company's current incentive compensation programs authorize the Compensation Committee or the Incentive Awards Subcommittee to grant stock options and various other stock-based incentives to key personnel. The Committee and Subcommittee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and growth in the market price of the Common Shares and thereby align the executive officers' financial interests with those of the Company's shareholders.

         Incentives granted under these programs become exercisable based upon criteria established by the Compensation Committee or Incentive Awards Subcommittee. The Subcommittee generally determines the size of option grants based on the recipient's responsibilities and duties, and on information furnished by the Subcommittee's consultants regarding stock option practices among comparable companies. The Subcommittee also considers stock option grants made by the Company in the past for overlapping performance periods.

         1999 Grants. During 1999, the Subcommittee awarded to the Company's officers the final annual installment of equity incentives pursuant to a three-year program designed in early 1997. These awards consisted of (i) time-vested restricted stock which will vest on the fifth anniversary of the grant date if the officer remains employed by the Company on such date, subject to earlier vesting upon death, disability, retirement or a change in control of the Company, and (ii) performance-based restricted stock and performance shares which will vest or be earned based on the performance of the Common Shares in relation to that of the Company's peer group companies, as described above under the table entitled "Long-Term Incentive Awards in Last Fiscal Year." In 1997, the Subcommittee determined the size of each of the three annual installments based on information furnished by the Committee's independent consulting firm relating to the long-term incentive compensation practices among other comparable companies. Based on the consulting firm's recommendations, the Subcommittee granted awards to each executive officer having a value, determined under the Black-Scholes valuation methodology and expressed as a percentage of annual salary, commensurate with long-term incentive awards to comparable executives at other comparable companies. No new options were granted to executive officers during 1999.

         OTHER BENEFITS. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Shares so as to further align employees' and shareholders' financial interests. The Company also maintains the Stock Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

         Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, various defined benefit retirement plans (which are described below under "- Pension Plans"), various nonqualified supplemental benefit plans, and a disability salary continuation plan.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The criteria, standards and methodology used by the Committee and Subcommittee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under "- Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the annual salary of the Chief Executive Officer by 3.5% during 1999 to $672,800. Application of the Committee's compensation criteria also resulted in the Chief Executive Officer receiving for 1999 a bonus valued at approximately 73% of his base salary consisting of $366,879 and 3,391 shares of time-vested restricted stock under the Company's Chairman/Chief Executive Officer short-term incentive program. In addition, during 1999 the Chief Executive Officer was also granted 3,636 shares of time-vested restricted stock, 3,633 shares of performance-based restricted stock and 3,636 performance shares, all of which are described further herein.

Ernest Butler, Jr.      James B. Gardner        F. Earl Hogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As indicated above, the members of the Compensation Committee include Ernest Butler, Jr., who, until February 1998, was an Executive Vice President and Director of Stephens Inc., which has provided investment banking services to the Company from time to time. The Compensation Committee maintains an Incentive Awards Subcommittee, composed solely of James B. Gardner and F. Earl Hogan, for purposes of, among other things, granting stock-based incentive awards and other types of performance-based compensation.

PENSION PLANS

         Supplemental Executive Retirement Plan. The Company maintains a Supplemental Executive Retirement Plan (the "Supplemental Pension Plan") pursuant to which certain officers who have completed at least five years of service are generally entitled to receive a monthly payment upon attaining early or normal retirement age under the plan. The following table reflects the annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any participant with ten or more years of service, with reduced benefits.

                           Years of Service
                 ------------------------------------
Compensation        15           20              25
------------     --------      --------      --------
$   400,000      $140,000      $160,000      $180,000
    500,000       175,000       200,000       225,000
    600,000       210,000       240,000       270,000
    700,000       245,000       280,000       315,000
    800,000       280,000       320,000       360,000
    900,000       315,000       360,000       405,000
  1,000,000       350,000       400,000       450,000
  1,100,000       385,000       440,000       495,000
  1,200,000       420,000       480,000       540,000


         The above table reflects the benefits payable under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of an officer's monthly payment under the Supplemental Pension Plan is equal to (i) 3% of the officer's "average monthly compensation" (defined below) times the officer's years of service during his first ten years with the Company plus (ii) 1% of the officer's "average monthly compensation" times his years of service after his first ten years with the Company (up to a maximum of 15 additional years), minus
(iii) 4% of his estimated monthly Social Security benefits times his years of service with the Company (up to a maximum of 25 years). Payments to retired officers under this formula are increased by 3% per year to reflect cost of living increases. "Average monthly compensation" means the officer's average monthly compensation during the 36-month period within his last ten years of employment in which he received his highest compensation. Participants added to the plan after January 1, 2000 receive credit only for service while a plan participant.

         Under the Supplemental Pension Plan, the number of credited years of service at December 31, 1999 was over 25 years for Mr. Williams, 23 years for Mr. Post, 15 years for Mr. Perry, 17 years for Mr. Ewing and 17 years for Mr. Cole. The compensation upon which benefits are based under such plan is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary," "Bonus" and "Restricted Stock Awards" (other than compensation included under the "Bonus" column relating to the Company's special bonuses or included under the "Restricted Stock Awards" column relating to the Time-Vested Restricted Shares awarded as a component of long-term incentive compensation).

         Predecessor Supplemental Retirement Plan. Mr. Williams has the option of receiving retirement benefits under either the normal benefit formula for the Supplemental Pension Plan or under a separate benefit formula (the "Alternative Formula") that existed under a predecessor supplemental retirement plan in which he held grandfathered rights when the Supplemental Pension Plan was adopted. Under this Alternative Formula, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related PAYSOP accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Alternative Formula are less than those benefits he would receive under the normal benefit formula of the Supplemental Pension Plan.

         Broad-Based Pension Plan. The Company also maintains a qualified defined benefit plan (the "Qualified Plan") pursuant to which all Company employees (including officers) who have completed at least five years of service are generally entitled to receive payments upon attaining early or normal retirement age under the plan. The Company further maintains a companion non-qualified defined benefit plan (the "Non-Qualified Plan") designed to pay supplemental retirement benefits to officers in amounts equal to the benefits that such officers would otherwise forego under the Qualified Plan due to federal limitations on the amount of benefits payable to highly compensated participants of qualified plans.

         The following table reflects the total annual retirement benefits that a participant with the indicated years of service and annual compensation level may expect to receive under the Qualified and Non-Qualified Plans (collectively, the "Broad-Based Pension Plan") assuming retirement at age 65. Upon attaining age 55, participants with at least five years of service may elect to receive reduced early retirement benefits.


                                    Years of Service
               --------------------------------------------------------------
Compensation      5         10         15         20         25         30
------------   -------   --------   --------   --------   --------   --------
$    400,000   $20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $120,000
     500,000    25,000     50,000     75,000    100,000    125,000    150,000
     600,000    30,000     60,000     90,000    120,000    150,000    180,000
     700,000    35,000     70,000    105,000    140,000    175,000    210,000
     800,000    40,000     80,000    120,000    160,000    200,000    240,000
     900,000    45,000     90,000    135,000    180,000    225,000    270,000
   1,000,000    50,000    100,000    150,000    200,000    250,000    300,000
   1,100,000    55,000    110,000    165,000    220,000    275,000    330,000
   1,200,000    60,000    120,000    180,000    240,000    300,000    360,000

         The above table reflects the total annual benefits payable under the Broad-Based Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of a participant's total monthly payment is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.0% of his average monthly compensation during the 60-month period within his last ten years of employment in which he received his highest compensation and 0.5% of his estimated monthly Social Security benefits.

         Under the Broad-Based Pension Plan, each executive officer began to receive credit for years of service on January 1, 1999. The compensation upon which benefits are based under such plan is the aggregate amount reported for each respective officer under the columns in the Summary

Compensation Table appearing above that are entitled "Salary," "Bonus" and "Restricted Stock Awards" (other than compensation included under the "Bonus" column relating to the Company's special bonuses or included under the "Restricted Stock Awards" column relating to the Time- Vested Restricted Shares awarded as a component of long-term incentive compensation).

EMPLOYMENT CONTRACT WITH CHAIRMAN AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has an employment agreement with Clark M. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term has lapsed but the agreement remains in effect from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company, he will be entitled to receive certain severance benefits, including (i) a lump sum cash payment equal to three times the sum of his annual salary and bonus, (ii) any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, (iii) continued participation in the Company's welfare benefit plans for three years and (iv) continued use of the Company's aircraft for one year on terms comparable to those previously in effect.

         The Company also has agreements with each of its executive officers (other than Mr. Williams) which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any change in control of the Company to (i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary and bonus, (ii) receive any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, and (iii) continue to receive certain welfare benefits for three years.

         Under the above-referenced agreements, a "change in control" of the Company would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding Common Shares or 30% or more of combined voting power of the Company's voting securities, (ii) a majority of the Company's directors being replaced, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) approval by the shareholders of a liquidation or dissolution of the Company.

         In the event of a change in control of the Company, the Company's benefit plans provide, among other things, that all restrictions on outstanding time-vested and performance-based restricted stock will lapse, all outstanding stock options will become fully exercisable, all performance shares will be earned, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Common Shares for the last five years with the cumulative total return of the S&P 500 Index, the S&P 500 Telephone Index (the "S&P Telecom Index") and the peer group of companies against which the Company compared its performance in its last several proxy statements (the "Predecessor Peer Group"), in each case assuming (i) the investment of $100 on January 1, 1995 at closing prices on December 31, 1994 and (ii) reinvestment of dividends.







                               [INSERT GRAPH HERE]









                                                                         DECEMBER 31,
                                        -------------------------------------------------------------------------------
                                         1994           1995          1996          1997          1998            1999
                                        -------       -------        -------       -------       -------        -------
CenturyTel                              $100.00       $108.82        $107.00       $174.44       $356.57        $376.99
S&P 500 Index                           $100.00       $137.50        $169.47       $226.03       $290.22        $349.08
S&P Telecom Index (1)                   $100.00       $143.45        $143.50       $198.99       $291.18        $306.65
Predecessor Peer Group (2)              $100.00       $137.92        $148.13       $179.52       $239.74        $294.43


-----------------

(1) Consists of ALLTEL Corporation, Bell Atlantic Corporation, BellSouth Corporation, GTE Corporation, SBC Communications Inc., US West, Inc. and the Company, and is publicly available.

(2) Consists of ALLTEL Corporation, Cincinnati Bell, Inc., Citizens Utilities Company, COMSAT Corporation, GTE Corporation, Telephone & Data Systems, Inc., and the Company. The cumulative total stockholder return of the Predecessor Peer Group also reflects the performance of The Southern New England Telephone Company through the date of its acquisition in 1998 and the performance of Aliant Communications, Inc. and Frontier Corporation through the respective dates of their acquisitions in 1999. In future years, the Company intends to measure its performance against the S&P Telecom Index, in lieu of the Predecessor Peer Group. The Company believes the S&P Telecom Index is comprised of companies whose businesses and integrated service offerings better match those of the Company.

CERTAIN TRANSACTIONS

         The Company paid approximately $1,233,000 to The Boles Law Firm for legal services rendered to the Company in 1999. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

         The Company paid approximately $51,000 to Phelps Dunbar, L.L.P. for legal services rendered to the Company in 1999. Virginia Boulet, a director of the Company since 1995, is a partner in such firm.

         During 1999, the Company paid approximately $716,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to several of the Company's office sites and 82 of its wireless tower sites in several states, including locating and analyzing properties suitable for acquisition as wireless tower sites, negotiating purchase terms with the land owners, and subleasing wireless tower space.

         During 1999, the Company purchased approximately $419,000 of electrical contracting services from a firm owned by the wife and son of Johnny Hebert, a director of the Company.

         During 1999, the Company purchased approximately $65,000 of maintenance services and other related aviation support services from Legacy Aviation, Inc., which has provided services to the Company since 1987. In 1995, Clarke M. Williams, the Company's Chairman of the Board, purchased Legacy Aviation, Inc. from unaffiliated parties.

         During 1999, the Company paid in the ordinary course of business approximately $64,000 for automobiles, computers and certain services from companies owned and operated by Calvin Czeschin and his family. Mr. Czeschin is a director of the Company.

         During 1999, the Company purchased cleaning and groundskeeping services from Richard O. Lee in exchange for approximately $77,000, a substantial portion of which Mr. Lee used to compensate his assistants. Mr. Lee is the brother-in-law of Glen F. Post, III, the Company's Vice Chairman, President and Chief Executive Officer.

         During 1999, the Company paid Steve Daigle approximately $101,000 in salary and bonus for serving as Vice President - Product Management. Mr. Daigle is the son-in-law of Jim D. Reppond, a director of the Company, and has been an employee of the Company for five years.

         In 2000, the Company expects to pay Martha Amman approximately $67,000 in salary and bonus (assuming that performance targets are attained) for serving as Director of Field Human Resources. Ms. Amman is the sister of Harvey P. Perry, the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and has been an employee of the Company for two years.

         In 2000, the Company expects to pay Rhonda Woodard approximately $66,000 in salary and bonus (assuming that performance targets are attained) for serving as Director of Customer Service Centers. Ms. Woodard is the sister-in-law of David Cole, an executive officer of the Company, and has been an employee of the Company for eight years.

         For further information, see "Compensation Committee Interlocks and Insider Participation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 1999, each of C. G. Melville, Jr., a director of the Company, and Harvey P. Perry, a director and executive officer of the Company, was inadvertently late in filing a statement of changes in beneficial ownership for one transaction.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG LLP, independent certified public accountants for the Company for 1999, has been selected by the Board to serve again in that capacity for 2000. A representative of such firm is expected to attend the Meeting and will be available to respond to appropriate questions.

                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting.

         If a quorum is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected. As indicated above, the affirmative vote of the holders of a majority of the voting power present or represented at the Meeting will be required to approve the Company's 2000 Incentive Compensation Plan (the "Incentive Plan Proposal"). Shares as to which the proxy holders have been instructed to abstain from voting will not be treated as present and will therefore not affect the outcome of the vote.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may vote in their discretion on each matter expected to come before the Meeting when they have not received voting instructions from beneficial owners. If brokers who do not receive voting instructions do not exercise such discretionary voting power (a "broker non-vote"), shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present with respect to the election of directors or the approval of the Incentive Plan Proposal. Because the election of directors must be approved by plurality vote and the Incentive

Plan Proposal must be approved by a majority of the voting power present or represented at the Meeting, broker non-votes with respect to these matters will not affect the outcome of the voting.

         Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and the Incentive Plan Proposal.

         Management has not timely received any notice that a shareholder desires to present any matter for action at the Meeting in accordance with the Company's advance notification bylaw (which is described below), and is otherwise unaware of any matter for action by shareholders at the Meeting other than the election of directors and the Incentive Plan Proposal. The enclosed proxy and voting instruction cards, however, will confer discretionary voting authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         In order to be eligible for inclusion in the Company's 2001 proxy materials pursuant to the federal proxy rules, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by November 23, 2000. In addition, the Company's advance notification bylaw provides that shareholders intending to nominate a director or bring any other matter before a shareholders' meeting must furnish timely written notice. In general, notice must be received by the Secretary of the Company between November 12, 2000 and February 10, 2001 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareholder proposing such matters. (If the date of the 2001 annual meeting is more than 30 days earlier or later than May 11, 2001, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made.) The Company will be permitted to disregard any nomination or submission of any other matter that fails to comply with these bylaw procedures, and, in any event, the persons to be named in the proxies solicited in connection with the 2001 annual meeting will have discretionary voting authority with respect to any nomination or other matter submitted untimely.


                                            By Order of the Board of Directors

                                            /s/ HARVEY P. PERRY

                                            Harvey P. Perry
                                            Secretary

Dated:  March 20, 2000

                                                                      EXHIBIT A
                                                             TO PROXY STATEMENT

                                CENTURYTEL, INC.
                        2000 INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of the 2000 Incentive Compensation Plan (this "Plan") of CenturyTel, Inc. ("CenturyTel") is to increase shareholder value and to advance the interests of CenturyTel and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate officers, key employees, consultants and advisors and to strengthen the mutuality of interests between such persons and CenturyTel's shareholders. Incentives may consist of options to purchase shares of CenturyTel's common stock, $1.00 par value per share (the "Common Stock"), shares of restricted stock or other stock-based awards the value of which is based upon the value of the Common Stock, all on terms determined under this Plan. As used in this Plan, the term "subsidiary" means any corporation, limited liability company or other entity of which CenturyTel owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

         2. ADMINISTRATION.

                  2.1 COMPOSITION. This Plan shall be administered by the compensation committee of the Board of Directors of CenturyTel, or by a subcommittee of the compensation committee. The committee or subcommittee that administers this Plan shall hereinafter be referred to as the "Committee." The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder (collectively, "Section 162(m)").

                  2.2 AUTHORITY. The Committee shall have authority to award Incentives under this Plan, to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of this Plan. Its decisions concerning matters relating to this Plan shall be final, conclusive and binding on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under this Plan to directors in their capacities as such.

         3. ELIGIBLE PARTICIPANTS. Key employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under this Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m), the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size, type and terms of the Incentives to be received by those participants and to determine any performance objectives for those participants. Any such delegation by the Committee shall not include the authority to change or modify in any way the terms of a previously granted Incentive or to take any other action authorized herein to be taken by the Committee and not specifically permitted to be delegated in this Section 3.

         4. SHARES SUBJECT TO THIS PLAN. The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be subject to the following:

                  4.1 TYPE OF COMMON STOCK. The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

                  4.2 MAXIMUM NUMBER OF SHARES. Subject to the other provisions of this Section 4, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under this Plan shall be 4,000,000 shares of Common Stock.

                  4.3 SHARE COUNTING. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Common Stock are not delivered because the Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as Incentives and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under this Plan. If the exercise price of any stock option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.

                  4.4 LIMITATIONS ON NUMBER OF SHARES. Subject to Section 4.5, the following additional limitations are imposed under this Plan:

                           (a) The maximum number of shares of Common Stock that
                  may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 4,000,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the Incentive price shall have no effect on this limitation.

                           (b) The maximum number of shares of Common Stock that
                  may be covered by Incentives granted under this Plan to any one individual during any one calendar-year period shall be 600,000.

                           (c) The maximum number of shares of Common Stock that
                  may be issued as restricted stock or Other Stock-Based Awards (as defined below) shall be 500,000 shares.

                           (d) If, after shares have been earned under an
                  Incentive, the delivery is deferred, any additional shares attributable to dividends paid during the deferral period shall be disregarded for purposes of the limitations of this
                  Section 4.

                  4.5 ADJUSTMENT. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any option and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.

         5. STOCK OPTIONS. The Committee may grant incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  5.1 PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

                  5.2 NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

                  5.3 DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 8.4 and 8.13, the term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

                  5.4 REPURCHASE. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

                  5.5 MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee, provided that all such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. In the case of delivery of irrevocable instructions to a broker as permitted above, any shares sold in order to finance the payment of the exercise price shall be deemed to be validly issued in exchange for services previously rendered. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

                  5.6 REPRICING. Except for adjustments pursuant to Section 4.5, unless approved by the shareholders of the Company, the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant nor may an outstanding option granted under this Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price.

                  5.7 INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options.

                           (a) Any incentive stock option authorized under this
                  Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

                           (b) All incentive stock options must be granted
                  within ten years from the date on which this Plan was adopted by the Board of Directors;

                           (c) Unless sooner exercised, all incentive stock
                  options shall expire no later than ten years after the date of grant;

                           (d) No incentive stock option shall be granted to any
                  participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

                           (e) The aggregate Fair Market Value (determined with
                  respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

                  5.8 EQUITY MAINTENANCE. If a participant exercises an option during the term of his employment with the Company, and pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock owned by the participant, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the business day immediately preceding the respective dates such additional options may be granted. The grant of such additional options under this Section 5.8 shall be made upon such other terms and conditions as the Committee may from time to time determine.

         6. RESTRICTED STOCK.

                  6.1 GRANT OF RESTRICTED STOCK. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m), it must meet the additional requirements imposed thereby.

                  6.2 THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant's death, disability, retirement or other termination by the Company and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under
         Section 8.13 upon a Change of Control of the Company.

                  6.3 ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                  The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the CenturyTel, Inc. 2000 Incentive Compensation Plan (the "Plan") and an agreement entered into between the registered owner and CenturyTel, Inc. thereunder. Copies of this Plan and the agreement are on file and available for inspection at the principal office of the Company.

                  6.4 DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

                  6.5 FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to
         Section 4.5 due to a recapitalization, stock split or other change in capitalization.

                  6.6 EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 6.2 and in the Incentive Agreement or an amendment thereto, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant's estate, as the case may be.

                  6.7 RIGHTS AS A SHAREHOLDER. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

                  6.8 PERFORMANCE-BASED RESTRICTED STOCK. Any grant of restricted stock that is intended to qualify as "performance-based compensation" under Section 162(m) shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the restricted stock shall vest shall be any or a combination of the following measures applied to the Company, a subsidiary or a division: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, increase in revenues or customer growth. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of restricted stock intended to qualify as "performance-based compensation," the grants of restricted stock and the establishment of performance measures shall be made during the period required under Section 162(m).

         7. OTHER STOCK-BASED AWARDS.

                  7.1 GRANT OF OTHER STOCK-BASED AWARDS. The Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards, other than options or restricted stock provided for in Sections 5 and 6, the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock- Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.

                  7.2 PERFORMANCE-BASED OTHER STOCK-BASED AWARDS. Any grant of an Other Stock-Based Award that is intended to qualify as "performance-based compensation" under Section 162(m) shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following measures applied to the Company, a subsidiary or a division: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, increase in revenues or customer growth. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).

         8. GENERAL.

                  8.1 DURATION. Subject to Section 8.10, this Plan shall remain in effect until all Incentives granted under this Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of this Plan or the applicable Incentive Agreement and all restrictions imposed on shares of Common Stock in connection with their issuance under this Plan have lapsed.

                  8.2 TRANSFERABILITY OF INCENTIVES. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                           (a)      by will;

                           (b)      by the laws of descent and distribution;

                           (c) pursuant to a domestic relations order, as defined in the Code; or

                           (d) in the case of stock options only, if permitted
                  by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.

         Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

                  8.3 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

                  8.4 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and set forth in the Incentive Agreement.

                  8.5 ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  8.6 INCENTIVE AGREEMENTS. An Incentive under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe and set forth in the Incentive Agreement. Such terms and conditions may provide for the forfeiture of an Incentive or the gain associated with an Incentive under certain circumstances to be set forth in the Incentive Agreement, including if the participant competes with the Company or engages in other activities that are harmful to the Company. All terms and conditions of any Incentive shall be reflected in such form of Incentive Agreement as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant sign a copy of such document. Such document is referred to in this Plan as an "Incentive Agreement" regardless of whether a participant's signature is required.

                  8.7 WITHHOLDING.

                           (a) The Company shall have the right to withhold from
                  any payments or stock issuances under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

                           (b) Any participant may, but is not required to,
                  satisfy his or her withholding tax obligation in whole or in part by electing (the "Election") to have the Company withhold from the shares the participant otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.

                  8.8 NO CONTINUED EMPLOYMENT. No participant under this Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                  8.9 DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

                  8.10 AMENDMENT OR DISCONTINUANCE OF THIS PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

                           (a) without the approval of the shareholders, (i)
                  increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through this Plan, (ii) materially increase the benefits accruing to participants under this Plan, (iii) materially expand the classes of persons eligible to participate in this Plan, or
                  (iv) amend Section 5.6 to permit repricing of options, or

                           (b) materially impair, without the consent of the
                  recipient, an Incentive previously granted, except that the Company retains all rights under Section 8.13 hereof.

                  8.11 DEFINITION OF FAIR MARKET VALUE. Whenever the "Fair Market Value" of Common Stock or some other specified security must be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date and if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

                  8.12 LOANS. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under this Plan, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under this Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

                  8.13 CHANGE OF CONTROL. (a) A Change of Control shall mean:

                                    (i) the acquisition by any person of
                           beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyTel's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                           Control:

                                             (A) any acquisition (other than a
                                    Business Combination (as defined below)
                                    which constitutes a Change of Control under
                                    Section 8.13(a)(iii) hereof) of Common Stock directly from the Company,

                                             (B) any acquisition of Common Stock
                                    by the Company,

                                             (C) any acquisition of Common Stock
                                    by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                                             (D) any acquisition of Common Stock
                                    by any corporation pursuant to a Business
                                    Combination that does not constitute a
                                    Change of Control under Section 8.13(a)(iii) hereof; or

                                    (ii) individuals who, as of January 1, 2000,
                           constituted the Board of Directors of CenturyTel (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                                    (iii) consummation of a reorganization,
                           share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                                             (A) the individuals and entities
                                    who were the beneficial owners of
                                    CenturyTel's outstanding Common Stock and
                                    CenturyTel's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                                            (B) except to the extent that such
                                    ownership existed prior to the Business
                                    Combination, no person (excluding the Post-
                                    Transaction Corporation and any employee benefit plan or related trust of either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                                            (C) at least a majority of the
                                    members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                                    (iv) approval by the shareholders of
                           CenturyTel of a complete liquidation or dissolution of CenturyTel.

                  For purposes of this Section 8.13, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

                           (b) Upon a Change of Control of the type described in
                  clause (a)(i) or (a)(ii) of this Section 8.13 or upon the approval by the Board of Directors of CenturyTel of any Change of Control of the type described in clause (a)(iii) or (a)(iv) of this Section 8.13, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by CenturyTel without the necessity of action by any person.

                           (c) No later than 30 days after a Change of Control
                  of the type described in subsections (a)(i) or (a)(ii) of this
                  Section 8.13 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (a)(iii) or (a)(iv) of this Section 8.13, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

                                    (i) require that all outstanding options or
                           Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

                                    (ii) make such equitable adjustments to
                           Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                                    (iii) provide for mandatory conversion of
                           some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                                    (iv) provide that thereafter, upon any
                           exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

                           (d) For the purposes of paragraph (iii) of Section
                  8.13(c), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                                    (i) the per share price to be paid to
                           shareholders of CenturyTel in any such merger, consolidation or other reorganization,

                                    (ii) the price per share offered to
                           shareholders of CenturyTel in any tender offer or exchange offer whereby a Change of Control takes place,

                                    (iii) in all other events, the fair market
                           value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

                                    (iv) in the event that the consideration
                           offered to shareholders of CenturyTel in any transaction described in this Section 8.13 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

                               * * * * * * * * * *

Approved by the Board of Directors:  February 22, 2000

                                CENTURYTEL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Clarke M. Williams or Glen
F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of CenturyTel, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 11, 2000, and at any and all adjournments thereof (the "Meeting").

     The Board of Directors recommends that you vote FOR the nominees and the proposal listed on the reverse side hereof. In addition to serving as a Proxy, this card will also serve as instructions to Harris Trust & Savings Bank (the "Agent") to cast in the manner designated on the reverse side hereof the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held in the name of the Agent and credited to the dividend reinvestment plan account of the undersigned as of March 13, 2000, in accordance with the provisions of the Company's dividend reinvestment plan. Upon timely receipt of this Proxy, properly executed, all of the votes attributable to your Voting Shares, including those Voting Shares held in the name of the Agent, will be voted as specified. If this Proxy is properly executed but no specific directions are given, all of your votes will be voted for the nominees and the proposal.

                           (Please See Reverse Side)

1.   To elect four Class III Directors.

                                 FOR [   ] all nominees listed below (except as    WITHHOLD AUTHORITY [   ] to vote for all nominees
                                           marked to the contrary below)                                    listed below

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                   BELOW:

                    Calvin Czeschin/F. Earl Hogan/Harvey P. Perry/Jim D. Reppond

2.   To approve the Company's 2000 Incentive Compensation Plan.

                    [  ]  FOR    [   ]  AGAINST    [   ]  ABSTAIN

3.   In their discretion to vote upon such other business as may properly come before the Meeting.

                      2000
     ---------------,         -------------------------------------------
         DATE                           NAME (PLEASE PRINT)

                                                                           Please sign exactly as name appears on the certificate
                                                                           or certificates representing shares to be voted by this
     --------------------------------------------------------------------  proxy.  When signing as executor, administrator,
                          SIGNATURE                                        attorney, trustee or guardian, please give full title as
                                                                           such.  If a corporation, please sign in full corporate
                                                                           name by president or other authorized officer.  If a
     --------------------------------------------------------------------  partnership, please sign in partnership name by
             ADDITIONAL SIGNATURE (IF JOINTLY HELD)                        authorized persons.

                                CENTURYTEL, INC.
                              VOTING INSTRUCTIONS

     The undersigned (i) acting as a "named fiduciary" of the CenturyTel, Inc. Stock Bonus Plan, PAYSOP and Trust, as amended (the "Stock Bonus Plan"), and Employee Stock Ownership Plan and Trust, as amended (the "ESOP"), hereby instructs Regions Bank (the "Trustee"), as trustee of the Stock Bonus Plan and ESOP, to attend the annual meeting of shareholders of CenturyTel, Inc. (the "Company") to be held on May 11, 2000, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (A) the number of votes allocable to the undersigned that are attributable to all shares (the "Shares") of the Company's common stock (except for PAYSOP shares) held by the Trustee and credited to the noted account of the undersigned as of December 31, 1999, in accordance with the provisions of the noted Plan (the "Undersigned's Allocated Votes") and (B) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the applicable Plan) that are attributable to all Shares (except for PAYSOP shares) held by the Trustee as of December 31, 1999 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (the "Undersigned's Proportionate Votes") and (ii) further instructs the Trustee, as trustee of the Stock Bonus Plan, to attend the Meeting and to cast thereat in the manner designated below the number of votes allocable to the undersigned that are attributable to all Shares held by the Trustee and credited to the PAYSOP account of the undersigned as of December 31, 1999, in accordance with the provisions of the Stock Bonus Plan (referred to individually as the "Undersigned's PAYSOP Votes" and collectively with the Undersigned's Allocable Votes and the Undersigned's Proportionate Votes as the "Undersigned's Votes").

------------------------------------------------------------------------------------------------------------------------------------
STOCK BONUS PLAN (except for PAYSOP shares)                 NUMBER OF ALLOCATED SHARES AS OF DECEMBER 31, 1999:
------------------------------------------------------------------------------------------------------------------------------------
1. To elect four Class III Directors.
   Undersigned's Allocable Votes:      FOR [ ] all nominees listed below (except   WITHHOLD AUTHORITY [ ] to vote for all nominees
                                               as marked to the contrary below)                           listed below
   Undersigned's Proportionate Votes:  FOR [ ] all nominees listed below (except   WITHHOLD AUTHORITY [ ] to vote for all nominees
                                               as marked to the contrary below)                           listed below

   INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                  BELOW:
   Undersigned's Allocable Votes:  Calvin Czeschin / F. Earl Hogan / Harvey P. Perry / Jim D. Reppond
   Undersigned's Proportionate Votes:  Calvin Czeschin / F. Earl Hogan / Harvey P. Perry / Jim D. Reppond

2. To approve the Company's 2000 Incentive Compensation Plan.

   Undersigned's Allocable Votes:       [ ] FOR   [ ] AGAINST    [ ] ABSTAIN
   Undersigned's Proportionate Votes:   [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3. In its discretion to vote upon such other business as may properly come before the Meeting.

------------------------------------------------------------------------------------------------------------------------------------
PAYSOP SHARES                                               NUMBER OF PAYSOP SHARES AS OF DECEMBER 31, 1999:
------------------------------------------------------------------------------------------------------------------------------------
1. To elect four Class III Directors.

   FOR [ ] all nominees listed below (except                     WITHHOLD AUTHORITY [ ] to vote for all nominees
           as marked to the contrary below)                                             listed below

   INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                  BELOW:

          Calvin Czeschin      F. Earl Hogan      Harvey P. Perry      Jim D. Reppond

2. To approve the Company's 2000 Incentive Compensation Plan.

                    [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. In its discretion to vote upon such other business as may properly come before the Meeting.

------------------------------------------------------------------------------------------------------------------------------------
ESOP                                                        NUMBER OF ALLOCATED SHARES AS OF DECEMBER 31, 1999:
------------------------------------------------------------------------------------------------------------------------------------
1. To elect four Class III Directors.
   Undersigned's Allocable Votes:      FOR [ ] all nominees listed below (except   WITHHOLD AUTHORITY [ ] to vote for all nominees
                                               as marked to the contrary below)                           listed below
   Undersigned's Proportionate Votes:  FOR [ ] all nominees listed below (except   WITHHOLD AUTHORITY [ ] to vote for all nominees
                                               as marked to the contrary below)                           listed below

   INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                  BELOW:
   Undersigned's Allocable Votes:  Calvin Czeschin / F. Earl Hogan / Harvey P. Perry / Jim D. Reppond
   Undersigned's Proportionate Votes:  Calvin Czeschin / F. Earl Hogan / Harvey P. Perry / Jim D. Reppond

2. To approve the Company's 2000 Incentive Compensation Plan.

   Undersigned's Allocable Votes:       [ ] FOR   [ ] AGAINST    [ ] ABSTAIN
   Undersigned's Proportionate Votes:   [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3. In its discretion to vote upon such other business as may properly come before the Meeting.

------------------------------------------------------------------------------------------------------------------------------------

     The Board of Directors of the Company recommends that you vote FOR the nominees and the proposal listed above. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocated Votes, the Undersigned's Proportionate Votes or the Undersigned's PAYSOP Votes, these votes will be cast for the nominees and the proposal.

Date:_____________, 2000                --------------------------------------
                                              Signature of Participant

      Please mark, sign, date and return these instructions promptly using the enclosed envelope.

      VOTING INSTRUCTIONS OF NAMED FIDUCIARY - DOLLARS & SENSE PLAN SHARES

     The undersigned, acting as a "named fiduciary" of the CenturyTel, Inc. Dollars & Sense Plan and Trust, as amended (the "Dollars & Sense Plan"), hereby instructs Merrill Lynch Trust Company FSB (the "Trustee"), as trustee of the Dollars & Sense Plan, to attend the annual meeting of shareholders of CenturyTel, Inc. (the "Company") to be held on May 11, 2000, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Dollars & Sense Plan account of the undersigned as of March 13, 2000, in accordance with the provisions of the Dollars & Sense Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Dollars & Sense
Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 13, 2000 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

   1. To elect four Class III Directors.

      Undersigned's Allocable Votes:      FOR [ ] all nominees listed       WITHHOLD AUTHORITY [ ] to vote
                                                  below (except as marked   for all nominees listed below
                                                  to the contrary below)

      Undersigned's Proportionate Votes:  FOR [ ] all nominees listed       WITHHOLD AUTHORITY [ ] to vote
                                                  below (except as marked   for all nominees listed below
                                                  to the contrary below)

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

      Undersigned's Allocable Votes: Calvin Czeschin/F. Earl Hogan/Harvey P. Perry/Jim D. Reppond

      Undersigned's Proportionate Votes: Calvin Czeschin/F. Earl Hogan/Harvey P. Perry/Jim D. Reppond

   2. To approve the Company's 2000 Incentive Compensation Plan.

      Undersigned's Allocable Votes:     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN
      Undersigned's Proportionate Votes: [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   3. In its discretion to vote upon such other business as may properly come before the Meeting.


                            (Please See Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE HEREOF. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposal.


Date:                     , 2000
     ---------------------               ---------------------------------------
                                                Signature of Participant


-----------------------------------------------           ----------------------
Name of Participant:                                      Number of Allocated
                                                          Shares as of March 13,
-----------------------------------------------           2000:
Mailing Address:                       2000:              ----------------------


    Please mark, sign, date and return these instructions promptly using the enclosed envelope.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     VOTING INSTRUCTIONS OF NAMED FIDUCIARY - RETIREMENT SAVINGS PLAN SHARES

     The undersigned, acting as a "named fiduciary" of the CenturyTel, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust, as amended (the "Retirement Savings Plan"), hereby instructs Merrill Lynch Trust Company FSB (the "Trustee"), as trustee of the Retirement Savings Plan, to attend the annual meeting of shareholders of CenturyTel, Inc. (the "Company") to be held on May 11, 2000, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Retirement Savings Plan account of the undersigned as of March 13, 2000, in accordance with the provisions of the Retirement Savings Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Retirement Savings Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 13, 2000, that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

   1. To elect four Class III Directors.

      Undersigned's Allocable Votes:      FOR [ ] all nominees listed       WITHHOLD AUTHORITY [ ] to vote
                                                  below (except as marked   for all nominees listed below
                                                  to the contrary below)

      Undersigned's Proportionate Votes:  FOR [ ] all nominees listed       WITHHOLD AUTHORITY [ ] to vote
                                                  below (except as marked   for all nominees listed below
                                                  to the contrary below)

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

      Undersigned's Allocable Votes: Calvin Czeschin/F. Earl Hogan/Harvey P. Perry/Jim D. Reppond

      Undersigned's Proportionate Votes: Calvin Czeschin/F. Earl Hogan/Harvey P. Perry/Jim D. Reppond

   2. To approve the Company's 2000 Incentive Compensation Plan.

      Undersigned's Allocable Votes:     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN
      Undersigned's Proportionate Votes: [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   3. In its discretion to vote upon such other business as may properly come before the Meeting.


                            (Please See Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE HEREOF. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposal.


Date:                     , 2000
     ---------------------               ---------------------------------------
                                                Signature of Participant


-----------------------------------------------           ----------------------
Name of Participant:                                      Number of Allocated
                                                          Shares as of March 13,
-----------------------------------------------           2000:
Mailing Address:                                          ----------------------


    Please mark, sign, date and return these instructions promptly using the enclosed envelope.

--------------------------------------------------------------------------------


                                       24